Exhibit 3.186

CERTIFIED TO BE A TRUE AND CORRECT COPY
AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE

SEP 27 2010

Mark Hammond
SECRETARY OF STATE OF SOUTH CAROLINA

Jim Miles 4
SECRETARY OF STATE
FILED
JUL 06 2000
AM 7 8 9 10 11 12 1 2 3 4

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
JIM MILES
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

The undersigned deliver the following articles of organization to form a South Carolina limited liability company pursuant to § 33-44-202 and § 33-44-203 of the 1976 South Carolina Code, as amended.

1. The name of the limited liability company which complies with § 33-44-105 of the South Carolina Code of 1976, as amended is **Palmetto Lowcountry Behavioral Health, L.L.C.**

2. The office of the initial designated office of the limited liability company in South Carolina is:

   1201 Main street, Suite 1450
   Street address
   Columbia, South Carolina **29201**
   City Zip Code

3. The initial agent for service of process of the limited liability company is

   David B. Summer, Jr.
   Name

   and the street address in South Carolina for this initial agent for service of process is:

   1201 Main Street, Suite 1450
   Street address
   Columbia, South Carolina **29201**
   City Zip Code

4. The name and address of each organizer is:

   (a) **Scott Y. Barnes**
   Name
   Post Office Box 1254
   Street address
   Charleston **South Carolina** **29402**
   City State Zip Code

   (b) ______
   Name
   ______
   Street address
   ______
   City State Zip Code

   (Add additional lines if necessary)

00-026929CC

5. [X] Check this box only if the company is to be term company. If so, provide the term specified:

Term ending December 31, 2050

6. [    ] Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)

Name

Street address

City State Zip Code

(b)

Name

Street address

City State Zip Code

(c)

Name

Street address

City State Zip Code

(Add additional lines if necessary)

7. [    ] Check this box only if one or more of the members of the company are to be liable for it debts and obligations under Section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8. Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9. Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10. Signature of each organizer:

Signature of Organizer

Signature of Organizer

Date: July 5, 2000

FILING INSTRUCTIONS

1. File two copies of this form, the original and either a duplicate original or a conformed copy.

2. If space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form, or prepare this using a computer disk which will allow for expansion of the space on the form.

3. This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State.

Form Approved by South Carolina

Secretary of State Jim Miles, June 1996